UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2007

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices)           (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

        No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2007, the Board of Directors of Ceridian Corporation (“Ceridian” or the “Company”) appointed each of John D. Barfitt, Paul C. Hilal, Robert J. Levenson and Gregory A. Pratt (collectively, the “Pershing Square Designees”) as a director of Ceridian, to serve until the next annual meeting of stockholders or until his successor is elected and duly qualified or until his earlier death, resignation, retirement, disqualification or removal. In connection with the appointment of the Pershing Square Designees, the size of the Board of Directors of the Company was increased from seven to eleven members.

The Pershing Square Designees were appointed to the Company’s Board of Directors pursuant to an Agreement (the “Settlement Agreement”) with Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. (together, “Pershing Square”) concerning the election of directors to the Ceridian Board of Directors and related matters. As previously disclosed, the Company entered into the Settlement Agreement on September 7, 2007. The Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The compensation to be received by the Pershing Square Designees for their services on the Board of Directors will be pro rated from the election date and will consist of an annual cash retainer of $65,000 per director, payable in quarterly installments, and a monthly cash payment in lieu of any equity based award, in the amount of $6,720 per director.

Except as described herein and to the best of the Company’s knowledge, there were no arrangements or understandings between any of the Pershing Square Designees and any other person pursuant to which any of the Pershing Square Designees was selected as a director.

Except as described herein, there have been no transactions since the beginning of the Company’s most recently completed fiscal year, or any currently proposed transaction, in which the Company has been or will be a participant, in which the amount involved exceeds $120,000, and in which any of the Pershing Square Designees had, or will have, a direct or indirect material interest.

Item 8.01.      Other Events.

On September 12, 2007, at the annual meeting of stockholders of the Company, stockholders voted to approve the adoption of the Agreement and Plan of Merger, dated as of May 30, 2007, as amended as of July 30, 2007, by and among the Company, Foundation Holdings, Inc. and Foundation Merger Sub, Inc. and to reelect the Company’s seven director nominees. A copy of a press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Agreement, dated September 7, 2007, by and among Pershing Square, L.P., Pershing
Square II, L.P. and Pershing Square International, Ltd. and Ceridian Corporation
(incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2007).

99.1	Press Release, dated September 12, 2007, issued by Ceridian Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated: September 13, 2007